Exhibit 99.1

CONTACT: THOMAS COUGHLIN, PRESIDENT & CEO THOMAS KEATING, CFO (201) 823-0700

BCB Bancorp, Inc. Promotes Ryan Blake to Senior Vice President and Chief Operating Officer;

Terrance R. Howard Joins BCB Community Bank as Vice President, Chief Retail and C&I Lending Officer

BAYONNE, N.J., September 28, 2021 — BCB Bancorp, Inc. (the “Company”), (NASDAQ: BCBP), the holding company for BCB Community Bank (the “Bank”), today announced the promotion of Ryan Blake to Senior Vice President and Chief Operating Officer of the Company and the Bank, effective September 15, 2021. Mr. Blake has been with the Company since 2008 and has served in various capacities, most recently as Vice President and Controller, and is also Corporate Secretary for the Company and the Bank. In addition, Terrance R. Howard has joined the Bank as Vice President, Chief Retail and C&I Lending Officer.

“With over 13 years of experience with the Company, Ryan is an excellent choice for this position,” stated Thomas Coughlin, President and Chief Executive Officer. “Ryan’s knowledge of banking, finance, and corporate governance is exceptional. His leadership abilities and proven expertise in community banking will be of great value to the Company as we continue to position ourselves for future success.”

Mr. Blake currently serves as a trustee on the board of the Bayonne Public Library and as a commissioner on the Zoning Board of the City of Bayonne. In addition, he is Vice President for a chapter of Rotary International, and is a former director of the State of New Jersey’s LGBT Chamber of Commerce. Blake holds Bachelor’s degrees in both Finance and in Economics from Kean University, as well as a Master’s degree in Business Administration from Rutgers University.

Terrance Howard brings 19 years of commercial lending experience to BCB Bank where he specializes in servicing commercial middle market banking clients while providing a range of banking solutions that include a full complement of commercial lending and deposit capabilities.

“Terrance adds nearly two decades of experience and is a true veteran of community banking. He brings a wealth of financial expertise and has an outstanding reputation in our communities as a highly talented relationship banker,” said Coughlin.

Prior to joining the Bank, Howard served as Market Executive of Central NJ Commercial Banking and Senior Vice President for First Bank, Relationship Manager and Vice President at Investors Bank, where he focused on building business relationships via lending, cash management and other ancillary banking products. Howard holds a Bachelor’s degree in Economics from the University of Notre Dame and an M.B.A. in Finance from Rutgers University.

About BCB Bancorp, Inc.

Established in 2000 and headquartered in Bayonne, N.J., BCB Community Bank is the wholly-owned subsidiary of BCB Bancorp, Inc. (NASDAQ: BCBP). The Bank has 29 branch offices in Bayonne, Carteret, Edison, Hoboken, Fairfield, Holmdel, Jersey City, Lyndhurst, Maplewood, Monroe Township, Newark, Parsippany, Plainsboro, River Edge, Rutherford, South Orange, Union, and Woodbridge, New Jersey, and three branches in Hicksville and Staten Island, New York. The Bank provides businesses and individuals a wide range of loans, deposit products, and retail and commercial banking services. For more information, please go to www.bcb.bank.

Forward-Looking Statements

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements

BCBP Press Release

September xx, 2021

contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

In addition to factors previously disclosed in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of the Bank’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and actions of governmental agencies and legislative and regulatory actions and reforms.

Transmitted on Globe Newswire on September 28, 2021 at 4:15 p.m. EDT.